Exhibit 99.1

Paramount Global Announces the Pricing Terms of its Any and All Tender Offers for Certain Outstanding Debt Securities

NEW YORK – (PRNewswire) – November 9, 2023 – Paramount Global (“Paramount,” “we” or “our”) (NASDAQ: PARA, PARAA) today announced the pricing terms of its previously announced cash tender offers (collectively, the “Any and All Offers”) for any and all of its 4.750% Senior Notes due 2025 and 3.450% Senior Notes due 2026 (collectively, the “Any and All Securities”). The Any and All Offers are being made pursuant to and are subject to the terms and conditions set forth in the Offer to Purchase dated November 2, 2023 (as amended or supplemented, the “Offer to Purchase”) and related notice of guaranteed delivery (as may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery”). Each of the Any and All Offers is a separate offer made to all registered holders of the Any and All Securities (collectively, the “Holders”) and each may be individually amended, extended or terminated by Paramount.

The applicable Total Consideration (set forth in the table below) for each series of Any and All Securities validly tendered and accepted for purchase pursuant to the Any and All Offers was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable Reference U.S. Treasury Security, in each case as set forth in the table below. The Reference Yields, as determined pursuant to the Offer to Purchase, set forth in the table below were determined at 2:00 p.m., New York City time, on November 9, 2023, by the Dealer Managers (as defined below).

The following table sets forth certain information regarding the Any and All Securities and the Any and All Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Reference Yield	Fixed Spread (basis points)	Total Consideration(1)
4.750% Senior Notes due 2025	92556H AA5	$555,000,000	2.750% UST due May 15, 2025	FIT4	5.162%	50	$987.06
3.450% Senior Notes due 2026	92553P BB7	$124,190,000	4.625% UST due October 15, 2026	FIT1	4.748%	170	$922.14

(1)	Per $1,000 principal amount of Any and All Securities validly tendered on or prior to the Any and All Expiration Date (as defined below) and accepted for purchase.

Holders of Any and All Securities validly tendered and not validly withdrawn, or for which a properly completed and duly executed Notice of Guaranteed Delivery is delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase (the “Guaranteed Delivery Procedures”), on or prior to 5:00 p.m., New York City time, on November 9, 2023, unless extended by Paramount (the “Any and All Expiration Date”), and accepted for purchase, will receive the applicable Total Consideration for the Any and All Securities. Tendered Any and All Securities may be withdrawn on or prior to, but not after, 5:00 p.m., New York City time, on November 9, 2023 (such date and time, as may be extended by Paramount, the “Any and All Withdrawal Deadline”), except in certain limited circumstances where additional withdrawal rights are required by law.

In addition to the Total Consideration, the Holders of Any and All Securities accepted for purchase will also receive accrued and unpaid interest rounded to the nearest cent, on such $1,000 principal amount of Any and All Securities from the last applicable interest payment date up to, but not including, the Any and All Settlement Date (as defined below) (“Accrued Interest”). The interest payment payable on November 15, 2023 with respect to the 4.750% Senior Notes due 2025 will be paid to record holders of such notes as of November 1, 2023 and will not be included in the calculation of Accrued Interest payable on such notes purchased in the Any and All Offers.

The settlement date for Any and All Securities validly tendered and not validly withdrawn, or for which a properly completed and duly executed Notice of Guaranteed Delivery is delivered pursuant to the Guaranteed Delivery Procedures, on or prior to the Any and All Expiration Date and accepted for purchase is expected to be November 15, 2023, the third business day after the Any and All Expiration Date (the “Any and All Settlement Date”). No tenders of the Any and All Securities or deliveries of a Notice of Guaranteed Delivery will be valid if submitted after the Any and All Expiration Date.

Paramount’s obligation to accept for purchase, and to pay for, the Any and All Securities validly tendered and not validly withdrawn in the Any and All Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. Paramount reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions applicable to any of the Any and All Offers; (ii) extend or terminate any of the Any and All Offers; or (iii) otherwise amend any of the Any and All Offers in any respect.

Information Relating to the Any and All Offers

RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as the dealer managers for the Any and All Offers (together, the “Dealer Managers”). The information agent and tender agent for the Any and All Offers is Global Bondholder Services Corporation (the “Tender Agent”). Copies of the Offer to Purchase and the Notice of Guaranteed Delivery may be accessed at the following link: https://www.gbsc-usa.com/paramount. Questions regarding the procedures for tendering the Any and All Securities may be directed to the Tender Agent by telephone at (855) 654-2015 (toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Any and All Offers should be directed to RBC Capital Markets, LLC, Liability Management, at (212) 618-7843 (collect) or (877) 381-2099 (toll-free) or by email at liability.management@rbccm.com, SMBC Nikko Securities America, Inc., Debt Capital Markets – Liability Management, at (888) 284-9760 (toll-free) or by email at liabilitymanagement@smbcnikko-si.com, TD Securities (USA) LLC, Liability Management, at (212) 827-2842 (collect) or (866) 584-2096 (toll-free) or by email at LM@tdsecurities.com, or Wells Fargo Securities, LLC, Liability Management Group at (704) 410-4756 (collect) or (866) 309-6316 (toll-free) or by email at liabilitymanagement@wellsfargo.com.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Any and All Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Paramount, the Dealer Managers, the Tender Agent, the trustees with respect to the Any and All Securities or any of their respective affiliates is making any recommendation as to whether Holders should tender their Any and All Securities in connection with the Any and All Offers.

ABOUT PARAMOUNT

Paramount (NASDAQ: PARA, PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution, and advertising solutions.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains both historical and forward-looking statements. Statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive industries, including cost increases; our ability to maintain attractive brands and to offer popular content; changes in consumer behavior, as well as evolving technologies and distribution models;

the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; risks related to our ongoing investments in new businesses, products, services, technologies and other strategic activities; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; the impact of COVID-19 and other pandemics and measures taken in response thereto; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity, including the ongoing Screen Actors Guild-American Federation of Television and Radio Artists (SAG-AFTRA) strike; volatility in the price of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Press:

Justin Dini

Executive Vice President, Head of Communications

(212) 846-2724

justin.dini@paramount.com

Allison McLarty

Senior Vice President, Corporate and Financial Communications

(630) 247-2332

allison.mclarty@paramount.com

Investors:

Jaime Morris

Executive Vice President, Investor Relations

(646) 824-5450

jaime.morris@paramount.com